Filed Pursuant to Rule 433

Registration No. 333-202524

January 26, 2017

FREE WRITING PROSPECTUS

(To Prospectus dated March 5, 2015,

Prospectus Supplement dated March 5, 2015 and

ETF Underlying Supplement dated March 5, 2015)

HSBC USA Inc.
Buffered Accelerated Market Participation
SecuritiesTM (“Buffered AMPS”)

►	Buffered AMPSTM linked to the Vanguard® REIT ETF

►	Maturity of approximately 16 months

►	2.00x exposure to any positive return of the reference asset, subject to a maximum return of 19%

►	Protection from the first 10% of any losses of the reference asset, with approximately 1.1111x exposure to any loss in the reference asset beyond -10%, with a potential loss of 100% of principal

►	All payments on the securities are subject to the credit risk of HSBC USA Inc.

The Buffered Accelerated Market Participation SecuritiesTM (“Buffered AMPS” or, each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or ETF Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-16 of this free writing prospectus.

The Estimated Initial Value of the securities on the Pricing Date is expected to be between $980 and $995 per security, which will be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page FWP-5 and “Risk Factors” beginning on page FWP-8 of this document for additional information.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying ETF Underlying Supplement.

	Price to Public	Underwriting Discount[1]	Proceeds to Issuer
Per security	$1,000
Total

1 HSBC USA Inc. or one of our affiliates may pay underwriting discounts of up to 0.25% per $1,000 Principal Amount in connection with the distribution of the securities to other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-16 of this free writing prospectus.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Buffered Accelerated Market Participation SecuritiesTM (Buffered AMPS)

Linked to the Vanguard® REIT ETF

Indicative Terms*

Principal Amount	$1,000 per security
Reference Asset	The Vanguard® REIT ETF (“VNQ”)
Term	Approximately 16 months
Upside Participation Rate	200% (2.00x) exposure to any positive Reference Return, subject to the Maximum Cap.
Buffer Price:	-10%
Downside Leverage Factor	1/0.9 (approximately 1.1111x)
Payment at Maturity per Security

If the Reference Return is greater than zero, you will receive the lesser of:

a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

b) $1,000 + ($1,000 × Maximum Cap).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Price:

$1,000 (zero return).

If the Reference Return is less than the Buffer Price:

$1,000 + ($1,000 × (Reference Return + 10%) x Downside Leverage Factor).

For example, if the Reference Return is -11%, you will suffer a 1.1111% loss and receive 98.89% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Price, you will lose a significant portion (up to 100%) of your investment.

Reference Return	Final Price – Initial Price Initial Price
Maximum Cap	19%
Initial Price	The Official Closing Price of the Reference Asset on the Pricing Date.
Final Price	The Official Closing Price of the Reference Asset on the Final Valuation Date.
Pricing Date	January 27, 2017
Trade Date	January 27, 2017
Original Issue Date	February 1, 2017
Final Valuation Date	May 25, 2018
Maturity Date	May 31, 2018
CUSIP / ISIN	40433UM78 / US40433UM784

* As more fully described beginning on page FWP-4.

The Buffered AMPSTM

For investors who seek exposure to the Reference Asset and who believe the Reference Asset will appreciate over the term of the Buffered AMPS, the Buffered AMPS provide an opportunity for accelerated returns (subject to the Maximum Cap). If the Reference Return is below the Buffer Price, then the Buffered AMPS are exposed to the Downside Leverage Factor of 1/0.9 (approximately 1.1111x) to any potential decline of the Reference Asset beyond -10%.

If the Reference Asset appreciates over the term of the securities, you will realize 200% (2.00x) of the Reference Asset appreciation, up to the Maximum Cap. If the Reference Asset declines, you will lose approximately 1.1111% of your investment for every 1% decline in the Reference Asset beyond the -10% Buffer Price. If the Reference Return is less than the Buffer Price, the return on your securities will be negative, and despite the inclusion of the Buffer Price, due to the Downside Leverage Factor you may lose 100% of your investment.

The offering period for the Buffered AMPS is through January 27, 2017

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting the Upside Participation Rate of 200% (2.00x), the Buffer Price of -10% and the Downside Leverage Factor of 1/0.9 (approximately 1.1111x) and the Maximum Cap of 19.00%.

Information about the Reference Asset

Vanguard® REIT ETF

The VNQ is issued by Vanguard Specialized Funds, a registered open-end management investment company. The VNQ is intended to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI US REIT Index. The MSCI US REIT Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The MSCI US REIT Index consists of REIT securities that belong to the MSCI USA Investable Market Index, which captures about 99% of the US REIT universe. The returns of the VNQ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

The graph above illustrates the daily five year performance of the Reference Asset through January 26, 2017. The closing prices in the graph above were obtained from the Bloomberg Professional® Service. Past performance is not necessarily an indication of future results. For further information on the Reference Asset, please see “Information Relating to the Reference Asset” on page FWP-13. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Asset.

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HSBC USA Inc.
Buffered Accelerated Market Participation SecuritiesTM (Buffered AMPS)

Linked to the Vanguard® REIT ETF

This free writing prospectus relates to an offering of Buffered Accelerated Market Participation Securities. The securities will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and ETF Underlying Supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or ETF Underlying Supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the Reference Return is less than the Buffer Price, lose a significant portion (up to 100%) of your principal.

This free writing prospectus relates to an offering of securities linked to the performance of the Vanguard® REIT ETF. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset, as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per security
Reference Asset:	The Vanguard® REIT ETF (“VNQ”)
Trade Date:	January 27, 2017
Pricing Date:	January 27, 2017
Original Issue Date:	February 1, 2017
Final Valuation Date:	May 25, 2018, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying ETF Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date, and expected to be May 31, 2018. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying ETF Underlying Supplement.
Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.
Final Settlement Value:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b) $1,000 + ($1,000 × Maximum Cap).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Price, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Reference Return is less than the Buffer Price, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%) x Downside Leverage Factor).

Under these circumstances, you will lose approximately 1.1111% of the Principal Amount for each percentage point that the Reference Return is below the Buffer Price. For example, if the Reference Return is -11%, you will suffer a 1.1111% loss and receive 98.89% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Price, you will lose a significant portion (up to 100%) of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Price – Initial Price Initial Price
Maximum Cap:	19%
Buffer Price	-10%
Upside Participation Rate:	200%
Downside Leverage Factor:	1/0.9 (approximately 1.1111x)
Initial Price:	The Official Closing Price of the Reference Asset on the Pricing Date.
Final Price:	The Official Closing Price of the Reference Asset on the Final Valuation Date.

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Official Closing Price:	The closing price of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the price displayed on the Bloomberg Professional® service page “VNQ UP <EQUITY>”, any successor page on the Bloomberg Professional® service or any successor service, as applicable.
Form of Securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
CUSIP / ISIN:	40433UM78 / US40433UM784
Estimated Initial Value:	The Estimated Initial Value of the securities may be less than the price you pay to purchase the securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Pricing Date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Risk Factors — The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, may be less than the price to public and may differ from the market value of the securities in the secondary market, if any.”

The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.

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GENERAL

This free writing prospectus relates to a single offering of securities linked to the Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of securities relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and the ETF Underlying Supplement dated March 5, 2015. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or ETF Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-1 of the prospectus supplement and page S-1 of the ETF Underlying Supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and ETF Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and ETF Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and ETF Underlying Supplement if you request them by calling toll-free 1-866-811-8049. You may also obtain:

►  The ETF Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014329/v403640_424b2.htm

►  The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

►  The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

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PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a)       $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b)       $1,000 + ($1,000 × Maximum Cap).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Price, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Reference Return is less than the Buffer Price, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%) x Downside Leverage Factor).

Under these circumstances, you will lose approximately 1.1111% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Price. For example, if the Reference Return is -11%, you will suffer a 1.1111% loss and receive 98.89% of the Principal Amount, subject to the credit risk of HSBC. You should be aware that if the Reference Return is less than the Buffer Price, you will lose a significant portion (up to 100%) of your investment.

Interest

The securities will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Issuer

S&P Dow Jones Indices LLC, a part of McGraw-Hill Financial, is the reference issuer.

INVESTOR SUITABILITY

The securities may be suitable for you if:

►	You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe the price of the Reference Asset will increase over the term of the securities.

►	You are willing to invest in the securities based on the Maximum Cap indicated herein, which may limit your return at maturity.

►	You are willing to make an investment that is exposed to the Downside Leverage Factor of approximately 1.1111x for each percentage point that the Reference Return is less than -10% and you understand that the leverage factor may magnify your losses up to a 100% loss of your investment.

►	You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

►	You are willing to forgo dividends or other distributions paid to holders of the stocks included in the Reference Asset.

►	You do not seek current income from your investment.

►	You do not seek an investment for which there is an active secondary market.

►	You are willing to hold the securities to maturity.

►	You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

►	You believe the Reference Return will be negative on the Final Valuation Date or that the Reference Return will not be sufficiently positive to provide you with your desired return.

►	You are unwilling to invest in the securities based on the Maximum Cap indicated herein, which may limit your return at maturity.

►	You are unwilling to make an investment that is exposed to the Downside Leverage Factor of approximately 1.1111x for each percentage point that the Reference Return is below -10%, up to a 100% loss of your investment.

►	You seek an investment that provides full return of principal.

►	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

►	You prefer to receive the dividends or other distributions paid on the stocks included in the Reference Asset.

►	You seek current income from your investment.

►	You seek an investment for which there will be an active secondary market.

►	You are unable or unwilling to hold the securities to maturity.

►	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-1 in the accompanying prospectus supplement and page S-1 of the ETF Underlying Supplement. Investing in the securities is not equivalent to investing directly in any of the stocks included in the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement, prospectus and ETF Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and ETF Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

►  “— Risks Relating to All Note Issuances” in the prospectus supplement; and

►  “— General Risks Related to Index Funds” in the ETF Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

The securities do not guarantee any return of principal if the Reference Return is negative. You will be exposed on a leveraged basis to any decline in the Final Price from the Initial Price beyond the Buffer Price of -10%, which will magnify your losses. Accordingly, if the Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities. You will lose a significant portion (up to 100%) of your investment at maturity if the Reference Return is less than the Buffer Price.

The appreciation on the securities is limited by the Maximum Cap.

You will not participate in any appreciation in the price of the Reference Asset (as multiplied by the Upside Participation Rate) beyond the Maximum Cap of 19%. You will not receive a return on the securities greater than the Maximum Cap.

The amount payable on the securities is not linked to the price of the Reference Asset at any time other than on the Final Valuation Date.

The Final Price will be based on the Official Closing Price of the Reference Asset on the Final Valuation Date, subject to postponement for non-trading days and certain market disruption events. Even if the price of the Reference Asset appreciates prior to the Final Valuation Date but then decreases on the Final Valuation Date to a price that is below the Initial Price, the Payment at Maturity will be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the price of the Reference Asset prior to such decrease. Although the actual price of the Reference Asset on the Maturity Date or at other times during the term of the securities may be higher than the Final Price, the Payment at Maturity will be based solely on the Official Closing Price of the Reference Asset on the Final Valuation Date.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

Changes that affect the Reference Asset or the Underlying Index may affect the price of the Reference Asset and the market value of the securities and the amount you will receive at maturity.

The policies of the reference issuer or S&P Dow Jones Indices LLC (the “Index Sponsor”), the index sponsor of the Underlying Index, concerning additions, deletions and substitutions of the constituents comprising the Reference Asset or the Underlying Index, as applicable, and the manner in which the reference issuer or the Index Sponsor takes account of certain changes affecting those constituents included in the Reference Asset or the Underlying Index may affect the price of the Reference Asset. The policies of the reference issuer or the Index Sponsor with respect to the calculation of the Reference Asset or the Underlying Index, as applicable, could also affect the price of the Reference Asset. The reference issuer or the Index Sponsor may discontinue or suspend calculation or

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dissemination of the Reference Asset or the Underlying Index, as applicable. Any such actions could affect the price of the Reference Asset and the value of the securities.

The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

The performance and market value of the Reference Asset during periods of market volatility may not correlate with the performance of the Underlying Index as well as the net asset value per share of the Reference Asset.

During periods of market volatility, securities underlying the Reference Asset may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Reference Asset and the liquidity of the Reference Asset may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Reference Asset. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Reference Asset. As a result, under these circumstances, the market value of shares of the Reference Asset may vary substantially from the net asset value per share of the Reference Asset. For all of the foregoing reasons, the performance of the Reference Asset may not correlate with the performance of the Underlying Index as well as the net asset value per share of the Reference Asset, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, may be less than the price to public and may differ from the market value of the securities in the secondary market, if any.

The Estimated Initial Value of the securities will be calculated by us on the Pricing Date and may be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The price of your securities in the secondary market, if any, immediately after the Pricing Date will be less than the price to public.

The price to public takes into account certain costs. These costs, which will be used or retained by us or one of our affiliates, include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If we were to repurchase your securities immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the securities.

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately 3 months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will

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make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the securities based on changes in market conditions and other factors that cannot be predicted.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Securities linked to the VNQ are subject to risks associated with an investment in a concentrated industry.

The securities held by the VNQ are issued by companies that are in the real estate industry. Therefore, an investment in the securities may carry risks similar to a concentrated securities investment in a single industry. Consequently, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting this industry than an investment linked to a more broadly diversified group of issuers.

Securities linked to the VNQ are subject to risks associated with the real estate industry.

The securities held by the VNQ are issued by companies involved directly or indirectly in the real estate industry. The value of real estate and, consequently, companies involved in the real estate industry may be affected by many complex factors that interrelate with each other in complex and unpredictable ways. Such factors may include, but are not limited to, general economic and political conditions, liquidity in the real estate market, rising or falling interest rates, governmental actions and the ability of borrowers to obtain financing for real estate development or to repay their loans. Any negative developments in any such factor may negatively affect the prices of securities held by the VNQ and, consequently, may adversely affect the price of the VNQ and the value of the securities.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Asset relative to its Initial Price. We cannot predict the Final Price of the Reference Asset. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Securities” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following terms:

}	Principal Amount:	$1,000
}	Upside Participation Rate:	200%
}	Downside Leverage Factor:	1/0.9 (approximately 1.1111x)
}	Maximum Cap:	19%
}	Buffer Price:	-10%

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Securities
100.00%	$1,190.00	19.00%
75.00%	$1,190.00	19.00%
50.00%	$1,190.00	19.00%
30.00%	$1,190.00	19.00%
20.00%	$1,190.00	19.00%
10.00%	$1,190.00	19.00%
9.50%	$1,190.00	19.00%
5.00%	$1,100.00	10.00%
2.00%	$1,040.00	4.00%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-20.00%	$888.89	-11.11%
-30.00%	$777.78	-22.22%
-40.00%	$666.67	-33.33%
-50.00%	$555.56	-44.44%
-60.00%	$444.44	-55.56%
-70.00%	$333.33	-66.67%
-80.00%	$222.22	-77.78%
-90.00%	$111.11	-88.89%
-100.00%	$0.00	-100.00%

FWP-11

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The Reference Return is 2.00%.

Reference Return:	2.00%
Final Settlement Value:	$1,040.00

Because the Reference Return is positive, and the Reference Return multiplied by the Upside Participation Rate is less than the Maximum Cap, the Final Settlement Value would be $1,040.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 2.00% × 200%)

= $1,040.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by 200% when the Reference Return is positive and, as multiplied by the Upside Participation Rate, equal to or less than the Maximum Cap.

Example 2: The Reference Return is 60.00%.

Reference Return:	60.00%
Final Settlement Value:	$1,190.00

Because the Reference Return is positive, and the Reference Return multiplied by the Upside Participation Rate is greater than the Maximum Cap, the Final Settlement Value would be $1,190.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 19.00%)

= $1,190.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the Reference Return is positive and the Reference Return multiplied by 200% exceeds the Maximum Cap.

Example 3: The Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the Buffer Price of -10%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount (a zero return).

Example 3 shows that you will receive the return of your principal investment where the price of the Reference Asset declines by no more than 10% over the term of the securities.

Example 4: The Reference Return is -30.00%.

Reference Return:	-30.00%
Final Settlement Value:	$777.78

Because the Reference Return is less than the Buffer Price of -10%, the Final Settlement Value would be $777.78 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%) x Downside Leverage Factor)

= $1,000 + ($1,000 × (-30.00% + 10%) x (1/0.9))

= $777.78

Example 4 shows that you are exposed on a leveraged basis to declines in the price of the Reference Asset beyond the Buffer Price of -10%. YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

FWP-12

INFORMATION RELATING TO THE REFERENCE ASSET

Description of the Vanguard® REIT ETF (“VNQ”)

This free writing prospectus is not an offer to sell and it is not an offer to buy shares of the Reference Asset. All disclosures contained in this free writing prospectus regarding the Reference Asset are derived from publicly available information. Neither HSBC nor any of its affiliates has made any independent investigation as to the information about the Reference Asset or the Underlying Index that is contained in this free writing prospectus. You should make your own investigation into the Reference Asset.

The VNQ is issued by Vanguard Specialized Funds, a registered open-end management investment company. The VNQ is intended to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI US REIT Index (the “Underlying Index”). The VNQ trades on the NYSE Arca under the ticker symbol “VNQ.” The returns of the VNQ may be affected by certain management fees and other expenses, which are detailed in its prospectus.

Information provided to or filed with the SEC by Vanguard Specialized Funds under the Securities Exchange Act of 1934 can be located by reference to its Central Index Key, or CIK, 0000734383 through the SEC’s website at http://www.sec.gov. Additional information about VNQ and the MSCI USA IMI may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The Underlying Index

We have derived all information contained in this free writing prospectus regarding the Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The information reflects the policies of, and is subject to change by MSCI Inc., the index sponsor (“MSCI”). MSCI has no obligation to continue to publish, and may discontinue publication of, the Underlying Index.

The Underlying Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The Underlying Index consists of REIT securities that belong to the MSCI USA Investable Market Index (“MSCI USA IMI”), which captures about 99% of the US REIT universe.

The Underlying Index and the MSCI USA IMI are MSCI Global Investable Market Indexes, which is a family within the MSCI International Equity Indices.

Constructing the Underlying Index

MSCI undertakes an index construction process, which involves defining REITs and the MSCI US REIT Index eligible REITs. MSCI classifies REIT securities into one of the nine Real Estate Investment Trust (REIT) Sub-Industries within the Global Industry Classification Standard (GICS®) structure, described below. The REITs Sub-Industries are part of the Real Estate Industry, Real Estate Industry Group and the Financials Sector. The nine REITs Sub-Industries aim to represent REITs with distinct property type profiles.

REITs eligible for inclusion in the Underlying Index are REITs that are included in the MSCI USA IMI and that exhibit the following characteristics:

•	Equity REIT structure (i.e. mortgage REITs are not eligible).

•	Real estate exposure (i.e. only selected Specialized REITs are eligible).

REITs classified in the Specialized REITs Sub-Industry are eligible for inclusion in the Underlying Index only if they own and/or operate the following types of properties:

•	storage and self-storage facilities;

•	data centers;

•	correctional facilities;

•	theaters;

•	casino and gaming facilities; and

•	restaurants.

Classifying Securities under the Global Industry Classification Standard. All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS®. Under the GICS®, each company is assigned to one Sub-Industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS®.

Maintenance of the Underlying Index

The maintenance of the Underlying Index includes: (i) Semi-Annual Index Reviews (“SAIRs”) in May and November; (ii) Quarterly Index Reviews (“QIRs”) in February and August; and (iii) ongoing event-related changes which are generally implemented in the index as they occur.

FWP-13

Semi-Annual Index Reviews and Quarterly Index Reviews. During Semi-Annual Index Reviews and Quarterly Index Reviews, the MSCI USA IMI is reviewed under the guidelines of the MSCI Global Investable Market Indexes methodology. Changes in the MSCI USA IMI during index reviews may impact the MSCI US REIT Index as follows:

•	Existing constituents of the MSCI US REIT Index that are deleted from the MSCI USA IMI are deleted from the MSCI US REIT Index;

•	Eligible equity REIT securities not currently constituents of the MSCI US REIT Index that are added to the MSCI USA IMI are added to the MSCI US REIT Index;

•	Changes in the Foreign Inclusion Factors (“FIF”) and Number of Shares (“NOS”) for securities of the MSCI USA IMI are also applied to the securities included in the MSCI US REIT Index; and

•	When a change in GICS® for an existing constituent of the MSCI USA IMI to one of the eligible REIT Sub-Industries is announced, then provided that the date of such announcement is before the implementation date of the next index review, such constituent may be considered for inclusion in the MSCI US REIT Index at such index review.

In addition, the list of eligible property types for REITs classified in the Specialized REITs Sub-Industry is reviewed during each Semi-Annual Index Review and Quarterly Index Review. Changes to the list are communicated as part of the index review announcements and become effective at the subsequent index review.

Ongoing Event-Related Changes. The MSCI USA IMI is updated to reflect ongoing event-related changes in accordance with the MSCI Global Investable Market Indexes methodology. Ongoing event-related changes in the MSCI USA IMI are reflected in the MSCI US REIT Index at the time of the implementation of the event in the MSCI USA IMI:

•	Existing constituents of the MSCI US REIT Index that are deleted from the MSCI USA IMI due to corporate events are deleted from the MSCI US REIT Index;

•	Eligible equity REIT securities not currently constituents of the MSCI US REIT Index that are added to the MSCI USA IMI due to corporate events are added to the MSCI US REIT Index; and

•	Changes in the Foreign Inclusion Factors (FIF) and Number of Shares (NOS) for securities of the MSCI USA IMI due to corporate events are also applied to the securities included in the MSCI US REIT Index.

Announcement Policy. In line with the MSCI Global Investable Market Indexes methodology, the changes to the MSCI US REIT Index are typically announced at least ten business days prior to these changes becoming effective in the indexes as “expected” announcements, or as “undetermined” announcements, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indexes provided that all necessary public information concerning the event is available. In case a “confirmed” announcement needs to be amended, MSCI sends a “correction” announcement with a descriptive text announcement to provide details about the changes made.

Neither we nor any of our affiliates accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in the Underlying Index, or any successor to the index. MSCI does not guarantee the accuracy or the completeness of the Underlying Index, or any data included in the index. MSCI assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the Underlying Index. MSCI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Underlying Index, or the manner in which the index is applied in determining the amount payable on the securities at maturity.

Information as of market close on January 26, 2017:

Bloomberg Ticker Symbol:	VNQ
Current Share Closing Price:	$83.15

Historical Information

The following graph sets forth the historical performance of the VNQ based on the daily historical closing prices from January 1, 2008 through January 26, 2017. We obtained the closing prices below from the Bloomberg Professional® service. We have not independently verified the accuracy or completeness of the information obtained from the Bloomberg Professional® service. The historical prices of the VNQ should not be taken as an indication of future performance, and no assurance can be given as to its price on the Final Valuation Date.

FWP-14

Historical Performance of the Underlying Shares – Daily Closing Prices January 1, 2008 to January 26, 2017

The following table sets forth the quarterly high, low, and closing prices of the underlying shares for each calendar quarter in the period from January 1, 2008 through January 26, 2017. The closing prices listed below were obtained from publicly available information at Bloomberg Financial Markets, rounded to two decimal places. The historical closing prices of underlying shares should not be taken as an indication of future performance.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2008	3/31/2008	$64.98	$55.19	$62.39
4/1/2008	6/30/2008	$68.43	$58.21	$58.30
7/1/2008	9/30/2008	$64.97	$54.10	$60.77
10/1/2008	12/31/2008	$60.77	$24.21	$36.45
1/1/2009	3/31/2009	$36.45	$21.15	$24.28
4/1/2009	6/30/2009	$34.53	$24.15	$31.01
7/1/2009	9/30/2009	$44.28	$28.57	$41.52
10/1/2009	12/31/2009	$46.14	$38.54	$44.74
1/1/2010	3/31/2010	$49.80	$41.04	$48.82
4/1/2010	6/30/2010	$54.04	$46.26	$46.49
7/1/2010	9/30/2010	$54.63	$44.39	$52.08
10/1/2010	12/31/2010	$57.29	$52.03	$55.37
1/1/2011	3/31/2011	$59.86	$54.89	$58.49
4/1/2011	6/30/2011	$62.68	$57.39	$60.10
7/1/2011	9/30/2011	$63.18	$48.88	$50.87
10/1/2011	12/31/2011	$58.80	$48.47	$58.00
1/1/2012	3/31/2012	$63.62	$57.49	$63.61
4/1/2012	6/30/2012	$66.18	$60.57	$65.43
7/1/2012	9/30/2012	$68.76	$64.79	$64.97
10/1/2012	12/31/2012	$66.43	$62.06	$65.80
1/1/2013	3/31/2013	$70.53	$65.80	$70.53
4/1/2013	6/30/2013	$78.15	$65.68	$68.72
7/1/2013	9/30/2013	$72.55	$63.50	$66.16
10/1/2013	12/31/2013	$71.05	$64.20	$64.56
1/1/2014	3/31/2014	$71.79	$64.56	$70.62
4/1/2014	6/30/2014	$76.41	$70.47	$74.84
7/1/2014	9/30/2014	$77.92	$71.35	$71.85
10/1/2014	12/31/2014	$82.45	$71.79	$81.00
1/1/2015	3/31/2015	$88.65	$80.37	$84.07
4/1/2015	6/30/2015	$85.71	$74.69	$74.69
7/1/2015	9/30/2015	$80.73	$72.20	$75.54
10/1/2015	12/31/2015	$81.59	$75.54	$79.73
1/1/2016	3/31/2016	$83.80	$71.47	$83.80
4/1/2016	6/30/2016	$88.67	$80.96	$88.67
7/1/2016	9/30/2016	$92.63	$84.36	$86.74
10/1/2016	12/31/2016	$86.74	$78.07	$82.53
1/1/2017	1/26/2017*	$84.29	$82.31	$83.15

* This document includes information for the first calendar quarter of 2017 for the period from January 1, 2017 through January 26, 2017. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2017.

FWP-15

EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this free writing prospectus. In that case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return, and the accelerated maturity date will be three business days after the accelerated Final Valuation Date. If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated maturity date will also be postponed by an equal number of business days.

If the securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers, or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the price to public set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 0.25% per $1,000 Principal Amount in connection with the distribution of the securities to other registered broker-dealers.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-59 in the prospectus supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions,” we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”), contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the VNQ (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

FWP-16

Although the matter is not clear, there exists a risk that an investment in the securities will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of the securities will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each security linked to the VNQ will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such security for an amount equal to the “issue price” of the security and, upon the date of sale, exchange or maturity of the security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the security). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of a security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether the Reference Asset or any of the entities whose stock is owned by the Reference Asset would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If the Reference Asset or one or more of the entities whose stock is owned by the Reference Asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Reference Asset or the entities whose stock is owned by the Reference Asset and consult your tax advisor regarding the possible consequences to you if the Reference Asset or one or more of the entities whose stock is owned by the Reference Asset is or becomes a PFIC or a USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2018. Based on the Bank’s determination that the CDs are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Reference Asset or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Additionally, the IRS has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the accompanying prospectus supplement) on payments of gross proceeds from a sale, exchange, redemption, or other disposition of the securities will only apply to dispositions after December 31, 2018.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-17

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$     Buffered Accelerated Market
Participation SecuritiesTM Linked to
the Vanguard® REIT ETF

January 26, 2017

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-7
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-11
Information Relating to the Reference Asset	FWP-13
Events of Default and Acceleration	FWP-16
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-16
U.S. Federal Income Tax Considerations	FWP-16

ETF Underlying Supplement
Risk Factors	S-1
Reference Sponsors and Index Funds	S-7
The Energy Select Sector SPDR® Fund	S-8
The Financial Select Sector SPDR® Fund	S-10
The Health Care Select Sector SPDR® Fund	S-12
The iShares® China Large-Cap ETF	S-14
The iShares® Latin America 40 ETF	S-17
The iShares® MSCI Brazil Capped ETF	S-19
The iShares® MSCI EAFE ETF	S-21
The iShares® MSCI Emerging Markets ETF	S-23
The iShares® MSCI Mexico Capped ETF	S-25
The iShares® Transportation Average ETF	S-27
The iShares® U.S. Real Estate ETF	S-28
The Market Vectors® Gold Miners ETF	S-29
The Powershares QQQ TrustSM, Series 1	S-31
The SPDR® Dow Jones Industrial AverageSM ETF Trust	S-34
The SPDR® S&P 500® ETF Trust	S-36
The Vanguard® FTSE Emerging Markets ETF	S-39
The WisdomTree® Japan Hedged Equity Fund	S-42
Additional Terms of the Notes	S-44

Prospectus Supplement
Risk Factors	S-1
Pricing Supplement	S-8
Description of Notes	S-10
Use of Proceeds and Hedging	S-33
Certain ERISA Considerations	S-34
U.S. Federal Income Tax Considerations	S-37
Supplemental Plan of Distribution (Conflicts of Interest)	S-59
Prospectus
About this Prospectus	1
Risk Factors	2
Where You Can Find More Information	3
Special Note Regarding Forward-Looking Statements	4
HSBC USA Inc.	6
Use of Proceeds	7
Description of Debt Securities	8
Description of Preferred Stock	19
Description of Warrants	25
Description of Purchase Contracts	29
Description of Units	32
Book-Entry Procedures	35
Limitations on Issuances in Bearer Form	40
U.S. Federal Income Tax Considerations Relating to Debt Securities	40
Plan of Distribution (Conflicts of Interest)	49
Notice to Canadian Investors	52
Notice to EEA Investors	53
Notice to UK Investors	54
UK Financial Promotion	54
Certain ERISA Matters	55
Legal Opinions	57
Experts	58